UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2004

KEITHLEY INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28775 Aurora Road, Cleveland, Ohio		44139

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 248-0400

ITEM 9. Regulation FD Disclosure.

     The registrant has been advised that Keithley Investment Co. Limited Partnership, an Ohio limited partnership of which Joseph P. Keithley, Chairman of the Board, President and Chief Executive Officer of the registrant, is the general partner and a beneficiary, has entered into a trading plan under Rule 10b5-1 to sell up to 300,000 common shares of the registrant during the period ending December 31, 2004. The plan provides for sales of common shares in the open market at prevailing market prices as follows: 100,000 common shares will be sold if and when the bid price per share equals or exceeds $30.00, the next 100,000 common shares will be sold if and when the bid price per share equals or exceeds $40.00, and the remaining 100,000 common shares will be sold if and when the bid price per share equals or exceeds $50.00. Except as may be required by law, the registrant does not undertake to report any modifications, terminations or other activities under the trading plan referred to herein.

     The information contain herein shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEITHLEY INSTRUMENTS, INC. (Registrant)

Date: March 1, 2004	/s/ Mark J. Plush

Mark J. Plush
Vice President and Chief Financial Officer